ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1
NEWS RELEASE

Abraxas Announces First Quarter 2014 Results

SAN ANTONIO (May 8, 2014) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three months ended March 31, 2014.

Financial and Operating Results for the Three Months Ended March 31, 2014
The three months ended March 31, 2014 resulted in:

•	Production of 377 MBoe (4,189 Boepd)

•	Revenue of $25.9 million

•	Adjusted EBITDA(a) of $16.1 million inclusive of Raven Drilling

•	Adjusted discretionary cash flow(a) of $15.6 million inclusive of Raven Drilling

•	Net income of $4.7 million, or $0.05 per share

•	Adjusted net income(a), excluding certain non-cash items and inclusive of Raven Drilling of $6.3 million, or $0.07 per share

(a)	See reconciliation of non-GAAP financial measures below.

Net income for the three months ended March 31, 2014 was $4.7 million, or $0.05 per share, compared to a net income of $0.6 million, or $0.01 per share, for the three months ended March 31, 2013.

Adjusted net income, excluding certain non-cash items, for the three months ended March 31, 2014 was $6.3 million, or $0.07 per share, compared to an adjusted net income, excluding certain non-cash items, of $2.3 million or $0.02 per share for the three months ended March 31, 2013. For the three months ended March 31, 2014 and 2013, adjusted net income excludes the unrealized loss on derivative contracts of $0.9 million and $0.6 million, respectively. Included in adjusted net income for the quarters ended March 31, 2014 and March 31, 2013 is the net income from our subsidiary, Raven Drilling, LLC of $0.6 million and $1.1 million, respectively.

Pursuant to SEC Regulation S-X, no income is recognized for Raven Drilling, LLC. Contractual drilling services performed in connection with properties in which Abraxas holds an ownership interest cannot be recognized as income, rather it is credited to the full cost pool and recognized through lower amortization as reserves are produced.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815, “Derivatives and Hedging,” as amended and interpreted, and require Abraxas to either record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation. For example, NYMEX oil prices on March 31, 2013 were $97.23 per barrel compared to $101.58 on March 31, 2014; therefore, the mark-to-market valuation changed considerably period to period.

Comments
Bob Watson, Abraxas’ President and CEO commented, “The first quarter of 2014 meaningfully surpassed our initial expectations and guidance.  Importantly, lease operating expenses per Boe of production showed considerable improvement despite incurring the remaining costs on the Nordheim 2H work-over.   We expect this trend of lower lease operating expenses per Boe of production to continue for the remainder of 2014.   Our financial position remains the strongest in our corporate history.  Leverage remains low and cash flow growth is meaningfully accelerating on the back of high margin, oil weighted production growth.   Looking into the second quarter of 2014, the addition of three 76% working interest wells in the Bakken and four 100% working interest wells in the Eagle Ford promises to bring a step change in production and cash flow growth to Abraxas."

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its first quarter 2014 earnings conference call at 11 AM ET on May 8, 2014. To participate in the conference call, please dial 888.713.4215 and enter the passcode 76658290. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available until June 8, 2014 by dialing 888.286.8010 and entering the passcode 23355101 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Permian Basin and onshore Gulf Coast regions of the United States and in the province of Alberta, Canada.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data)	Three Months Ended March 31,
	2014	2013

Financial Results:
Revenues	$25,893	$21,196
Adjusted EBITDA(a)	16,111	11,474
Adjusted discretionary cash flow(a)	15,581	10,364
Net income	4,704	595
Net income per share – diluted	$0.05	$0.01
Adjusted net income, excluding certain non-cash items(a)	6,292	2,331
Adjusted net income, excluding certain non-cash items(a), per share – diluted	$0.07	$0.02
Weighted average shares outstanding – diluted	94,321	93,264

Production:
Crude oil per day (Bopd)	2,580	2,107
Natural gas per day (Mcfpd)	7,181	10,502
Natural gas liquids per day (Bblpd)	412	359
Crude oil equivalent per day (Boepd)	4,189	4,216
Crude oil equivalent (MBoe)	377	379

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$87.64	$85.74
Natural gas ($ per Mcf)	4.80	3.02
Natural gas liquids ($ per Bbl)	44.85	34.88
Crude oil equivalent ($ per Boe)	66.62	53.33

Expenses:
Lease operating ($ per Boe)	$15.63	$17.03
Production taxes (% of oil and gas revenue)	8.5%	9.1%
General and administrative, excluding stock-based compensation ($ per Boe)	6.32	5.42
Cash interest ($ per Boe)	1.23	2.73
Depreciation, depletion and amortization ($ per Boe)	20.25	17.15

(a)	See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	March 31, 2014	December 31, 2013

Cash	$349	$5,205
Working capital (a)	(31,970)	(38,401)
Property and equipment – net	206,891	180,645
Total assets	237,514	223,650

Long-term debt	68,404	41,790
Stockholders’ equity	92,033	86,906
Common shares outstanding	93,676	92,906

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our loan covenants.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED
STATEMENTS OF OPERATIONS

(In thousands except per share data)	Three Months Ended March 31,
	2014	2013

Revenues:
Oil and gas production	$25,850	$21,163
Other	43	33
	25,893	21,196
Operating costs and expenses:
Lease operating	5,892	6,462
Production and ad valorem taxes	2,204	1,927
Depreciation, depletion, and amortization	7,635	6,509
General and administrative (including stock-based compensation of $439 and $474, respectively)	2,823	2,530
	18,554	17,428
Operating income	7,339	3,768

Other (income) expense:
Interest income	—	(1)
Interest expense	608	1,208
Amortization of deferred financing fees	348	333
Loss on derivative contracts - realized	734	925
Loss on derivative contracts - unrealized	945	621
Other	—	87
	2,635	3,173
Net income before income tax	4,704	595
Income tax expense	—	—
Net income	$4,704	$595

Net income per common share - basic	0.05	0.01
Net income per common share - diluted	0.05	0.01

Weighted average shares outstanding:
Basic	92,566	92,290
Diluted	94,321	93,264

ABRAXAS PETROLEUM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Discretionary cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' discretionary cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As discretionary cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the discretionary cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to discretionary cash flow; therefore, operating income is utilized as the starting point for the discretionary cash flow reconciliation.
Discretionary cash flow is defined as operating income plus depreciation, depletion and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) less cash interest. Adjusted discretionary cash flow is defined as discretionary cash flow, plus gas derivative monetization and cash flow from Raven Drilling’s operations. Accounting rules do not permit the inclusion of the net income and other components of Raven Drilling’s operations to be included in our consolidated results of operations and cash flow, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of adjusted discretionary cash flow, Raven Drilling’s cash flow is added back. The following table provides a reconciliation of discretionary cash flow and adjusted discretionary cash flow to operating income for the periods presented.

(In thousands)	Three Months Ended March 31,
	2014	2013
Operating income	$7,339	$3,768
Depreciation, depletion and amortization	7,635	6,509
Stock-based compensation	439	474
Realized gain (loss) on derivative contracts	(734)	(925)
Cash interest	(463)	(1,036)
Discretionary cash flow	$14,216	$8,790
Cash flow from Raven Drilling operations	1,365	1,574
Adjusted discretionary cash flow	$15,581	$10,364

EBITDA is defined as net income plus interest expense, depreciation, depletion and amortization expenses, deferred income taxes and other non-cash items. Adjusted EBITDA includes all of the components of EBITDA plus Raven Drilling’s EBITDA. Accounting rules do not permit the inclusion of the net income and other components of Raven Drilling’s operations to be included in our consolidated results of operations, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of Adjusted EBITDA, Raven Drilling’s EBITDA is added back. The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income for the periods presented.

(In thousands)	Three Months Ended March 31,
	2014	2013
Net income	$4,704	$595
Net interest expense	608	1,207
Depreciation, depletion and amortization	7,635	6,509
Amortization of deferred financing fees	348	333
Stock-based compensation	439	474
Unrealized loss on derivative contracts	945	621
Other non-cash items	—	87
EBITDA	$14,679	$9,826
Raven Drilling EBITDA	1,432	1,648
Adjusted EBITDA	$16,111	$11,474

This release also includes a discussion of “adjusted net income, excluding certain non-cash items,” which is a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income, excluding ceiling test impairment and unrealized changes in derivative contracts and net income related to Raven Drilling, LLC capitalized to the full cost pool, to net income for the periods presented. Management believes that net income calculated in accordance with GAAP is the most directly comparable measure to adjusted net income, excluding certain non-cash items.

(In thousands)	Three Months Ended March 31,
	2014	2013

Net income	$4,704	$595
Net income related to Raven Drilling	643	1,115
Unrealized loss on derivative contracts	945	621
Adjusted net income, excluding certain non-cash items	$6,292	$2,331
Adjusted net income, excluding certain non-cash items, per share – diluted	$0.07	$0.02
Net income per share – diluted	$0.05	$0.01